EXHIBIT 10.3
GUARANTY AGREEMENT
     GUARANTY AGREEMENT (as amended, restated, supplemented or otherwise modified, this “Guaranty”), dated as of December 15, 2006, is made by certain Domestic Subsidiaries of JACK IN THE BOX INC., a Delaware corporation (such subsidiaries, collectively, the “Guarantors”, each a “Guarantor”), in favor of WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent (in such capacity, the “Administrative Agent”) and the Secured Parties.
STATEMENT OF PURPOSE
     Pursuant to the terms of the Credit Agreement dated as of December 15, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Jack in the Box Inc., a Delaware corporation, as borrower (the “Borrower”), the financial institutions (the “Lenders”) from time to time party thereto and the Administrative Agent, the Lenders have agreed to make Extensions of Credit to the Borrower upon the terms and subject to the conditions set forth therein.
     The Borrower and the Guarantors, though separate legal entities, comprise one integrated financial enterprise, and all Extensions of Credit to the Borrower will inure, directly or indirectly, to the benefit of each of the Guarantors.
     It is a condition precedent to the obligation of the Lenders to make their respective Extensions of Credit to the Borrower under the Credit Agreement that the Guarantors shall have executed and delivered this Guaranty to the Administrative Agent and the Secured Parties.
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective Extensions of Credit to the Borrower thereunder, the Guarantors hereby agree with the Administrative Agent and the Secured Parties, as follows:
     SECTION 1. Definitions.
     (a) The following terms when used in this Guaranty shall have the meanings assigned to them below:
     “Additional Guarantor” means each Domestic Subsidiary of the Borrower which hereafter becomes a Guarantor pursuant to Section 26 hereof and Section 9.9 of the Credit Agreement.
     “Applicable Insolvency Laws” means all Applicable Law governing bankruptcy, reorganization, arrangement, adjustment of debts, relief of debtors, dissolution, insolvency, fraudulent transfers or conveyances or other similar laws (including, without limitation, 11 U.S.C. Sections 547, 548 and 550 and other “avoidance” provisions of Title 11 of the United States Code).

     “Guaranteed Obligations” has the meaning set forth in Section 2(a) hereof.
     “Guaranty” means this Guaranty Agreement, as amended, restated, supplemented or otherwise modified from time to time.
     “Permitted Liens” means those Liens permitted pursuant to Section 11.2 of the Credit Agreement.
     (b) Unless otherwise indicated herein, capitalized terms used and not otherwise defined in this Guaranty including the preambles and recitals hereof shall have the meanings ascribed to them in the Credit Agreement. In the event of a conflict between capitalized terms defined herein and in the Credit Agreement, the Credit Agreement shall control.
     (c) The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Guaranty shall refer to this Guaranty as a whole and not to any particular provision of this Guaranty, and Section references are to this Guaranty unless otherwise specified. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Guarantor, shall refer to such Guarantor’s Collateral or the relevant part thereof.
     SECTION 2. Guaranty of Obligations of Guarantors.
     (a) Nature of Guaranty. Each Guarantor hereby, jointly and severally with the other Guarantors, unconditionally guarantees to the Administrative Agent and the Secured Parties, and their respective permitted successors, endorsees, transferees and assigns, the prompt payment and performance of all Obligations of the Borrower, whether primary or secondary (whether by way of endorsement or otherwise), whether now existing or hereafter arising, whether or not from time to time reduced or extinguished (except by payment thereof) or hereafter increased or incurred, whether enforceable or unenforceable as against the Borrower, whether or not discharged, stayed or otherwise affected by any Applicable Insolvency Law or proceeding thereunder, whether created directly with the Administrative Agent or any Secured Party or acquired by the Administrative Agent or any Secured Party through assignment or endorsement, whether matured or unmatured, whether joint or several, as and when the same become due and payable (whether at maturity or earlier, by reason of acceleration, mandatory repayment or otherwise), in accordance with the terms of any such instruments evidencing any such obligations, including all renewals, extensions or modifications thereof (all Obligations of the Borrower, including all of the foregoing, being hereinafter collectively referred to as the “Guaranteed Obligations”).
     (b) Bankruptcy Limitations on Guarantors. Notwithstanding anything to the contrary contained in paragraph (a) above, it is the intention of each Guarantor and the Secured Parties that, in any proceeding involving the bankruptcy, reorganization, arrangement, adjustment of debts, relief of debtors, dissolution or insolvency or any similar proceeding with respect to any Guarantor or its assets, the amount of such Guarantor’s obligations with respect to the

Guaranteed Obligations shall be in, but not in excess of, the maximum amount thereof not subject to avoidance or recovery by operation of Applicable Insolvency Laws after giving effect to subsection (c) below. To that end, but only in the event and to the extent that after giving effect to subsection (c) below, such Guarantor’s obligations with respect to the Guaranteed Obligations or any payment made pursuant to the Guaranteed Obligations would, but for the operation of the first sentence of this subsection (b), be subject to avoidance or recovery in any such proceeding under Applicable Insolvency Laws after giving effect to subsection (c) below, the amount of such Guarantor’s obligations with respect to the Guaranteed Obligations shall be limited to the largest amount which, after giving effect thereto, would not, under Applicable Insolvency Laws, render such Guarantor’s obligations with respect to such Guaranteed Obligations unenforceable or avoidable or otherwise subject to recovery under Applicable Insolvency Laws. To the extent any payment actually made pursuant to the Guaranteed Obligations exceeds the limitation of first sentence of this subsection (b), and is otherwise subject to avoidance and recovery in any such proceeding under Applicable Insolvency Laws, the amount subject to avoidance shall in all events be limited to the amount by which such actual payment exceeds such limitation and the Guaranteed Obligations as limited by the first sentence of this subsection (b) shall in all events remain in full force and effect and be fully enforceable against such Guarantor. The first sentence of this subsection (b) is intended solely to preserve the rights of the Administrative Agent and the Secured Parties hereunder against such Guarantor in such proceeding to the maximum extent permitted by Applicable Insolvency Laws and neither such Guarantor, the Borrower, any other Guarantor nor any other Person shall have any right or claim under such sentence that would not otherwise be available under Applicable Insolvency Laws in such proceeding.
     (c) Agreements for Contribution.
          (i) To the extent any Guarantor is required, by reason of its obligations hereunder, to pay to any Secured Party an amount greater than the amount of value (as determined in accordance with Applicable Insolvency Laws) actually made available to or for the benefit of such Guarantor on account of the Credit Agreement, this Guaranty or any other Loan Document, such Guarantor shall have an enforceable right of contribution against the Borrower and the remaining Guarantors, and the Borrower and the remaining Guarantors shall be jointly and severally liable, for repayment of the full amount of such excess payment. Subject only to the subordination provided in the following clause (iv) below, such Guarantor further shall be subrogated to any and all rights of the Secured Parties against the Borrower and the remaining Guarantors to the extent of such excess payment.
          (ii) To the extent that any Guarantor would, but for the operation of this subsection (c) and by reason of its obligations hereunder or its obligations to other Guarantors under this subsection (c), be rendered insolvent for any purpose under Applicable Insolvency Laws, each of the Guarantors hereby agrees to indemnify such Guarantor and commits to make a contribution to such Guarantor’s capital in an amount at least equal to the amount necessary to prevent such Guarantor from having been rendered insolvent by reason of the incurrence of any such obligations.
          (iii) To the extent that any Guarantor would, but for the operation of this subsection (c), be rendered insolvent under any Applicable Insolvency Law by reason of its incurring of obligations to any other Guarantors under the foregoing clauses (i) and (ii) above, such Guarantor shall, in turn, have rights of contribution and indemnity, to the full extent provided in the foregoing clauses (i) and (ii) above, against the Borrower and the remaining Guarantors, such that all obligations of all of the Guarantors hereunder and under this subsection (c) shall be allocated in a manner such that no Guarantor shall be rendered insolvent for any purpose under Applicable Insolvency Law by reason of its incurrence of such obligations.
          (iv) Notwithstanding any payment or payments by any of the Guarantors hereunder, or any set-off or application of funds of any of the Guarantors by the Administrative Agent or any Secured Party, or the receipt of any amounts by the Administrative Agent or any Secured Party with respect to any of the Guaranteed Obligations, none of the Guarantors shall be entitled to be subrogated to any of the rights of the Administrative Agent or any Secured Party against the Borrower or the other Guarantors or any other guarantors or against any collateral security held by the Administrative Agent or any Secured Party for the payment of the Guaranteed Obligations, nor shall any of the Guarantors seek any reimbursement from the Borrower or any of the other Guarantors in respect of payments made by such Guarantor in connection with the Guaranteed Obligations, until all amounts owing to the Administrative Agent and the Secured Parties on account of the Guaranteed Obligations (other than any contingent indemnification obligations) are paid in full and the Commitments, are terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Guaranteed Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Administrative Agent, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly endorsed by such Guarantor to the Administrative Agent, if required) to be applied against the Guaranteed Obligations, whether matured or unmatured, in such order as set forth in the Credit Agreement.
     SECTION 3. Nature of Guaranty.
     (a) Each Guarantor agrees that this Guaranty is a continuing, unconditional guaranty of payment and performance and not of collection, and that its obligations under this Guaranty shall be primary, absolute and unconditional, irrespective of, and unaffected by:
     (i) the genuineness, validity, regularity, enforceability or any future amendment of, or change in, the Credit Agreement or any other Loan Document or any other agreement, document or instrument to which the Borrower or any Subsidiary thereof is or may become a party;
     (ii) the absence of any action to enforce this Guaranty, the Credit Agreement or any other Loan Document or the waiver or consent by the Administrative Agent or any Secured Party with respect to any of the provisions of this Guaranty, the Credit Agreement or any other Loan Document;
     (iii) the existence, value or condition of, or failure to perfect its Lien against, any security for or other guaranty of the Guaranteed Obligations or any action, or the absence of any action, by the Administrative Agent or any Secured Party in respect of such security or guaranty (including, without limitation, the release of any such security or guaranty); or
     (iv) any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor;
it being agreed by each Guarantor that, subject to the first sentence in Section 2(b) hereof, its obligations under this Guaranty shall not be discharged until the final indefeasible payment and performance, in full, of the Guaranteed Obligations and the termination of the Commitments.
     (b) Each Guarantor represents, warrants and agrees that its obligations under this Guaranty are not and shall not be subject to any counterclaims, offsets or defenses of any kind against the Administrative Agent, the Secured Parties or the Borrower whether now existing or hereafter arising.
     (c) Each Guarantor hereby agrees and acknowledges that the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guaranty, and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Administrative Agent and the Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guaranty.
     SECTION 4. Waivers. To the extent permitted by law, each Guarantor expressly waives all of the following rights and defenses (and agrees not to take advantage of or assert any such right or defense):
     (a) any rights it may now or in the future have under any statute, or at law or in equity, or otherwise, to compel the Administrative Agent or any Secured Party to proceed in respect of the Guaranteed Obligations against the Borrower or any other party or against any security for or other guaranty of the payment and performance of the Guaranteed Obligations before proceeding against, or as a condition to proceeding against, such Guarantor;
     (b) any defense based upon the failure of the Administrative Agent or any Secured Party to commence an action in respect of the Guaranteed Obligations against the Borrower, such Guarantor, any other guarantor or any other party or any security for the payment and performance of the Guaranteed Obligations;
     (c) any right to insist upon, plead or in any manner whatever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshalling of assets or redemption laws, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by such Guarantor of its obligations under, or the enforcement by the Administrative Agent or the Secured Parties of, this Guaranty;
     (d) any right of diligence, presentment, demand, protest and notice (except as specifically required herein) of whatever kind or nature with respect to any of the Guaranteed

Obligations and waives, to the extent permitted by Applicable Laws, the benefit of all provisions of law which are or might be in conflict with the terms of this Guaranty and
     (e) any and all right to notice of the creation, renewal, extension, or accrual of any of the Obligations and notice of or proof of reliance by the Administrative Agent or any Secured Party upon, or acceptance of, this Guaranty.
Each Guarantor agrees that any notice or directive given at any time to the Administrative Agent or any Secured Party which is inconsistent with any of the foregoing waivers shall be null and void and may be ignored by the Administrative Agent or such Secured Party, and, in addition, may not be pleaded or introduced as evidence in any litigation relating to this Guaranty for the reason that such pleading or introduction would be at variance with the written terms of this Guaranty, unless the Administrative Agent and the Required Lenders have specifically agreed otherwise in writing. The foregoing waivers are of the essence of the transaction contemplated by the Credit Agreement and the other Loan Documents and, but for this Guaranty and such waivers, the Administrative Agent and Lenders would decline to enter into the Credit Agreement and the other Loan Documents.
     SECTION 5. Modification of Loan Documents, etc. Neither the Administrative Agent nor any Secured Party shall incur any liability to any Guarantor as a result of any of the following, and none of the following shall impair or release this Guaranty or any of the obligations of any Guarantor under this Guaranty:
     (a) any change or extension of the manner, place or terms of payment of, or renewal or alteration of all or any portion of, the Guaranteed Obligations;
     (b) any action under or in respect of the Credit Agreement or the other Loan Documents in the exercise of any remedy, power or privilege contained therein or available to any of them at law, in equity or otherwise, or waiver or forebearance from exercising any such remedies, powers or privileges;
     (c) any amendment or modification, in any manner whatsoever, of the Credit Agreement or the other Loan Documents;
     (d) any extension or waiver of the time for performance by any Guarantor, the Borrower or any other Person of, or compliance with, any term, covenant or agreement on its part to be performed or observed under the Credit Agreement or any other Loan Document, or waiver of such performance or compliance or consent to a failure of, or departure from, such performance or compliance;
     (e) any taking and holding security or collateral for the payment of the Guaranteed Obligations or any sale, exchange, release, disposal of, or other dealing with, any property pledged, mortgaged or conveyed, or in which the Administrative Agent or any Secured Party have been granted a Lien, to secure any Indebtedness of any Guarantor, the Borrower or any other Person to the Administrative Agent or the Secured Parties;

     (f) any release of anyone who may be liable in any manner for the payment of any amounts owed by any Guarantor, the Borrower or any other Person to the Administrative Agent or any Secured Party;
     (g) any modification or termination of the terms of any intercreditor or subordination agreement pursuant to which claims of other creditors of any Guarantor, the Borrower or any other Person are subordinated to the claims of the Administrative Agent or any Secured Party; or
     (h) any application of any sums by whomever paid or however realized to any amounts owing by any Guarantor, the Borrower or any other Person to the Administrative Agent or any Secured Party on account of the Guaranteed Obligations in such manner as the Administrative Agent or any Secured Party shall determine in its reasonable discretion.
     SECTION 6. Demand by the Administrative Agent. In addition to the terms set forth in Section 2, and in no manner imposing any limitation on such terms, if all or any portion of the then outstanding Guaranteed Obligations under the Credit Agreement are declared to be immediately due and payable, then the Guarantors shall, upon demand in writing therefor by the Administrative Agent to the Guarantors, pay all or such portion of the outstanding Guaranteed Obligations then declared due and payable.
     SECTION 7. Remedies. Upon the occurrence and during the continuance of any Event of Default, with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, enforce against the Guarantors their respective obligations and liabilities hereunder and exercise such other rights and remedies as may be available to the Administrative Agent and the Secured Parties hereunder, under the Loan Documents or otherwise.
     SECTION 8. Benefits of Guaranty. The provisions of this Guaranty are for the benefit of the Administrative Agent and the Secured Parties and their respective permitted successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between the Borrower, the Administrative Agent and the Secured Parties, the obligations of the Borrower under the Loan Documents. In the event all or any part of the Guaranteed Obligations are transferred, endorsed or assigned by the Administrative Agent or any Secured Party to any Person or Persons as permitted under the Credit Agreement, any reference to an “Administrative Agent” or “Secured Party” herein shall be deemed to refer equally to such Person or Persons.
     SECTION 9. Termination.
     (a) Subject to clause (c) below, this Guaranty shall remain in full force and effect until all the Guaranteed Obligations and all the obligations of the Guarantors hereunder (other than any contingent indemnification obligations) shall have been paid in full and the Commitments terminated.
     (b) No payment made by the Borrower, any Guarantor or any other Person received or collected by the Administrative Agent or any Secured Party from the Borrower, any Guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Guaranteed Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the obligations of the Guarantors or any payment received or collected from such Guarantor in respect of the obligations of the Guarantors), remain liable for the obligations of the Guarantors up to the maximum liability of such Guarantor hereunder until the Guaranteed Obligations and all the obligations of the Guarantors (other than any contingent indemnification obligations) shall have been paid in full and the Commitments terminated.
     (c) Each Guarantor agrees that, if any payment made by the Borrower or any other Person applied to the Obligations is at any time annulled, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid or the proceeds of any Collateral are required to be refunded by the Administrative Agent or any Secured Party to the Borrower, its estate, trustee, receiver or any other party, including, without limitation, any Guarantor, under any Applicable Law or equitable cause, then, to the extent of such payment or repayment, each Guarantor’s liability hereunder (and any Lien securing such liability) shall be and remain in full force and effect, as fully as if such payment had never been made, and, if prior thereto, this Guaranty shall have been canceled or surrendered (and if any Lien or Collateral securing such Guarantor’s liability hereunder shall have been released or terminated by virtue of such cancellation or surrender), this Guaranty (and such Lien) shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of such Guarantor in respect of the amount of such payment (or any Lien or Collateral securing such obligation).
     SECTION 10. Payments. Payments by the Guarantors shall be made to the Administrative Agent, to be credited and applied upon the Guaranteed Obligations, in immediately available Dollars to an account designated by the Administrative Agent or at the Administrative Agent’s Office or at any other address that may be specified in writing from time to time by the Administrative Agent.
     SECTION 11. Representations and Warranties. To induce the Lenders to make any Extensions of Credit, each Guarantor hereby represents and warrants that:
     (a) each Guarantor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, has the requisite power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted and is duly qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization other than in such jurisdiction where failure to so qualify could not reasonably be expected to have a Material Adverse Effect;
     (b) each Guarantor has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of, this Guaranty. This Guaranty has been duly executed and delivered by the duly authorized officers of each Guarantor and this Guaranty constitutes the legal, valid and binding obligation of the

Guarantors enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies. The execution, delivery and performance by the Guarantors of this Guaranty will not, by the passage of time, the giving of notice or otherwise, violate any Applicable Law or Material Contract and will not result in the creation or imposition of any Lien, other than the Security Interests (as defined in the Collateral Agreement), upon or with respect to any property or revenues of any Guarantor;
     (c) no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person is required in connection with the execution, delivery, performance, validity or enforceability against any Guarantor party to this Guaranty, except (a) as may be required by laws affecting the offering and sale of securities generally, (b) filings under the UCC, and (c) for such consents, authorizations and filings that have been obtained or made prior to the date hereof;
     (d) no actions, suits or proceedings before any arbitrator or Governmental Authority are pending or, to the knowledge of such Guarantor, threatened by or against such Guarantor or against any of its properties with respect to this Guaranty or any of the transactions contemplated hereby;
     (e) each Guarantor has such title to the real property owned or leased by it as is necessary or desirable to the conduct of its business, and valid and legal title to all of its personal property and assets, except those which have been disposed of by the Borrower or its Subsidiaries subsequent to such date which dispositions have been in the ordinary course of business or as otherwise expressly permitted under the Credit Agreement;
     (f) except for the Security Interests (as defined in the Collateral Agreement), each Guarantor has rights in each item of the Collateral free and clear of any and all Liens or claims other than Permitted Liens. No Collateral is in the possession or Control of any Person asserting any claim thereto or security interest therein, except that the Administrative Agent or its designee may obtain possession or Control of Collateral as contemplated hereby; and
     (g) as of the Closing Date (or such later date upon which such Guarantor became a party hereto), such Guarantor (i) has capital sufficient to carry on its business and transactions and all business and transactions in which it engages and is able to pay its debts as they mature, (ii) owns property having a value, both at fair valuation on a going concern basis and at present fair saleable value on a going concern basis, greater than the amount required to pay its probable liabilities (including contingencies) and (iii) does not believe that it will incur debts or liabilities beyond its ability to pay such debts or liabilities as they mature, subject in each case to the first sentence of Section 2(b) hereof.
     SECTION 12. Amendments. None of the terms or provisions of this Guaranty may be waived, amended, supplemented or otherwise modified except in accordance with Section 14.11 of the Credit Agreement.

     SECTION 13. Notices. All notices, requests and demands to or upon the Administrative Agent or any Guarantor hereunder shall be effected in the manner provided for in Section 14.1 of the Credit Agreement.
     SECTION 14. Enforcement Expenses, Indemnification.
     (a) Each Guarantor agrees to pay or reimburse each Secured Party and the Administrative Agent for all its costs and expenses incurred in connection with enforcing or preserving any rights under this Guaranty and the other Loan Documents to which such Guarantor is a party, (including, without limitation, in connection with any workout, restructuring, bankruptcy or other similar proceeding) including, without limitation, the fees and disbursements of counsel to each Secured Party and of counsel to the Administrative Agent.
     (b) Each Guarantor agrees to pay, and to save the Administrative Agent and the Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes (in each case, to the same extent that the Borrower would be required to do so under Section 5.11 of the Credit Agreement) which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Guaranty.
     (c) Each Guarantor agrees to pay, and to save the Administrative Agent and the Secured Parties harmless from any and all liabilities, obligations, losses, damages, penalties, costs and expenses in connection with actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Guaranty to the extent any Guarantor would be required to do so pursuant to Section 14.2 of the Credit Agreement.
     (d) The agreements in this Section 14 shall survive termination of the Commitments and repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents. All amounts due under this Section shall be payable promptly after demand therefor.
     SECTION 15. Governing Law. THIS GUARANTY, UNLESS EXPRESSLY SET FORTH HEREIN, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REFERENCE TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.
     SECTION 16. Consent to Jurisdiction and Venue.
     (a) Each Guarantor irrevocably and unconditionally submits for itself and its property, to the nonexclusive jurisdiction of the state and federal courts located in Mecklenburg County, North Carolina and New York, New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such North Carolina or New York state court or, to the fullest extent permitted by Applicable Law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guaranty or in any other Loan Document shall affect any right that the Administrative Agent or any Secured Party may otherwise have to bring any action or proceeding relating to this Guaranty or any other Loan Document against the Company or any other Guarantor or its properties in the courts of any jurisdiction.
     (b) Each Guarantor irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Guaranty or any other Loan Document in any court referred to in paragraph (a) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
     (c) Each Guarantor irrevocably consents to service of process in the manner provided for notices in Section 14.1 of the Credit Agreement. Nothing in this Guaranty will affect the right of any party hereto to serve process in any other manner permitted by Applicable Law.
     SECTION 17. Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
     SECTION 18. No Waiver by Course of Conduct, Cumulative Remedies. Neither the Administrative Agent nor any Secured Party shall by any act (except by a written instrument pursuant to Section 12), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising on the part of the Administrative Agent or any Secured Party, of any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.
     SECTION 19. Successors and Assigns. This Guaranty shall be binding upon the successors and assigns of each Guarantor and shall inure to the benefit of each Guarantor (and shall bind all Persons who become bound as a Guarantor to this Guaranty), the Administrative Agent and the Secured Parties and their successors and assigns; provided that no Guarantor may assign, transfer or delegate any of its rights or obligations under this Guaranty without the prior written consent of the Administrative Agent (given in accordance with Section 12).
     SECTION 20. Severability. Any provision of this Guaranty or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.
     SECTION 21. Headings. The Section headings used in this Guaranty are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.
     SECTION 22. Counterparts. This Guaranty may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Guaranty by telecopy shall be effective as delivery of a manually executed counterpart of this Guaranty.
     SECTION 23. Set-Off. Each Guarantor hereby irrevocably authorizes the Administrative Agent and each Secured Party at any time and from time to time pursuant to Section 14.3 of the Credit Agreement, without notice to such Guarantor or any other Guarantor, any such notice being expressly waived by each Guarantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agent or such Secured Party to or for the credit or the account of such Guarantor, or any part thereof in such amounts as the Administrative Agent or such Secured Party may elect, against and on account of the obligations and liabilities of such Guarantor to the Administrative Agent or such Secured Party hereunder and claims of every nature and description of the Administrative Agent or such Secured Party against such Guarantor, in any currency, whether arising hereunder, under the Credit Agreement, any other Loan Document or otherwise, as the Administrative Agent or such Secured Party may elect, whether or not the Administrative Agent or any Secured Party has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Administrative Agent and each Secured Party shall notify such Guarantor promptly of any such set-off and the application made by the Administrative Agent or such Secured Party of the proceeds thereof; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent and each Secured Party under this Section 23 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent or such Secured Party may have.
     SECTION 24. Integration. This Guaranty, any Hedging Agreement between the Borrower and a Secured Party and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent and the Arrangers, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matters hereof. In the event of any conflict between the provisions of this Guaranty and the Credit Agreement, the provisions of the Credit Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Secured Parties in this Guaranty shall not be deemed a conflict with the Credit Agreement.
     SECTION 25. Acknowledgements. Each Guarantor hereby acknowledges that: (i) it has discussed this Guaranty with its counsel, (ii) neither the Administrative Agent nor any Secured Party has any fiduciary relationship with or duty to any Guarantor arising out of or in connection with this Guaranty or any of the other Loan Documents, and the relationship between the Guarantors, on the one hand, and the Administrative Agent and Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor, and (iii) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby or thereby among the Secured Parties or among the Guarantors and the Secured Parties.
     SECTION 26. Additional Guarantors. Each Subsidiary of the Borrower that is required to become a party to this Guaranty pursuant to Section 9.9 of the Credit Agreement shall become a Guarantor for all purposes of this Guaranty upon execution and delivery by such Subsidiary of a supplement in form and substance satisfactory to the Administrative Agent.
     SECTION 27. Releases.
     (a) At such time as the Guaranteed Obligations shall have been paid in full (other than any contingent indemnification obligations) and the Commitments have been terminated, this Guaranty and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Guarantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party.
     (b) If any Guarantor shall cease to be a Restricted Subsidiary as a result of a transaction permitted under the Credit Agreement, then, at the request of the Borrower and at the expense of the Guarantors, such Guarantor shall be released from its obligations hereunder.
[Signature Pages to Follow]

     IN WITNESS WHEREOF, each of the Guarantors has executed and delivered this Guaranty under seal by their duly authorized officers, all as of the day and year first above written.

JBX GENERAL PARTNER LLC, as Guarantor

By:	Jack in the Box Inc., as sole member

	By:	/s/ Harold L. Sachs

	Name:	Harold L. Sachs
	Title:	Vice President and Treasurer

JBX LIMITED PARTNER LLC, as Guarantor

By:	Jack in the Box Inc., as sole member

	By:	/s/ Harold L. Sachs

	Name:	Harold L. Sachs
	Title:	Vice President and Treasurer

JACK IN THE BOX EASTERN DIVISION L.P., as Guarantor

By:	JBX General Partner LLC, as general partner

	By:	Jack in the Box Inc., as sole member

		By:	/s/ Harold L. Sachs

		Name:	Harold L. Sachs
		Title:	Vice President and Treasurer

QDOBA RESTAURANT CORPORATION, as Guarantor

By:	/s/ Gary Beisler

Name:	Gary Beisler
Title:	President

STORED VALUE CARD, INC., as Guarantor

By:	/s/ Harold L. Sachs

Name:	Harold L. Sachs
Title:	Vice President and Treasurer